Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

Chiswick, Inc. (Massachusetts)
Direct Checks Unlimited, LLC (Colorado)
Direct Checks Unlimited Sales, Inc. (Colorado)
Deluxe Enterprise Operations, Inc. (Minnesota)
Deluxe Financial Services, Inc. (Minnesota)
Deluxe Financial Services Texas, L.P. (Texas)
Deluxe Manufacturing Operations, Inc. (Minnesota)
Deluxe Small Business Sales, Inc. (Minnesota)
DGBS (UK) Forms Limited (United Kingdom)
DGBS (UK) Holdings Limited (United Kingdom)
DLX Check Printers, Inc. (Minnesota)
DLX Check Texas, Inc. (Minnesota)
McBee Systems, Inc. (Colorado)
McBee Systems Ohio, Inc. (Minnesota)
NEBS Business Products Limited (Canada)
NEBS Business Stationery Limited (United Kingdom)
NEBS Capital (Canada)
NEBS Payroll Services, Inc. (Minnesota)
NEBS Payroll Service Limited (Canada)
New England Business Service, Inc. (Delaware)
Paper Payment Services, LLC (Minnesota)
Plaid Moon, Inc. (Minnesota)
Rapidforms, Inc. (New Jersey)
Russell & Miller, Inc. (Delaware)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Shirlite Limited (United Kingdom)
Sigma Afterprint Services Limited (United Kingdom)
Stephen Fossler Company (Delaware)
Veripack, Inc. (Delaware)